Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Thursday, January 30, 2020	INVESTOR RELATIONS CONTACT: Alanna James - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2019 Fourth Quarter and Full Year Financial Results

HONOLULU — January 30, 2020 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the fourth quarter and full year 2019.

Fourth Quarter 2019 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$49.7M	+$18.1M	$45.9M	$(3.3)M
Diluted EPS	$1.07	+$0.43	$0.99	$(0.01)
Pre-tax Margin	9.6%	+3.6 pts.	8.9%	(0.4) pts.

Full Year 2019 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$224.0M	$(9.2)M	$218.9M	$(55.9)M
Diluted EPS	$4.71	+$0.09	$4.60	$(0.84)
Pre-tax Margin	10.8%	+0.2 pts.	10.5%	(2.1) pts.

"Hawaiian delivered another year of strong financial results in 2019, despite the heightened competitive capacity environment we faced throughout the year," said Peter Ingram, Hawaiian Airlines president and CEO. "These results are a testament to the competitive advantages we have built and give me great confidence in our ability to continue to execute well in the years ahead. My thanks, as always, go out to the 7,400 outstanding professionals both in the day-to-day operation and in the back office, for keeping us competition-fit, running the best operation in the business, and delivering aloha to our guests day-in and day-out."

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

The Company returned $91.6 million to shareholders in 2019 through $68.8 million in share repurchases and $22.8 million in dividends.

On January 24, 2020 the Company's Board of Directors declared a quarterly cash dividend of 12 cents per share to be paid on February 28, 2020 to all shareholders of record as of February 14, 2020.

As of December 31, 2019 the Company had:

•	Unrestricted cash, cash equivalents and short-term investments of $619 million.

•	Outstanding debt and finance lease obligations of $764 million.

2019 Highlights

Operational

•	Carried 11.8 million passengers in 2019.

•
Ranked #1 nationally for on-time performance year-to-date through November 2019, as reported in the U.S. Department of Transportation Air Travel Consumer Report, adding to its record of 15 consecutive years as the most punctual airline.

•	Opened a new 15,000 square-foot Information Technology Center in Tempe, Arizona.

•	Announced the expansion of its in-house pilot training capabilities with its planned purchase of a Boeing 787-9 flight simulator.

Customer Experience

•
Debuted newly designed lobbies at Daniel K. Inouye International Airport (HNL), Kahului Airport (OGG), Kona International Airport (KOA), Hilo International Airport (ITO), and Lihue Airport (LIH), as part of its ongoing initiative to improve the day-of travel experience for its guests.

New routes and increased frequencies

•	North America

•	Began service on its second East Coast route with new five-times-weekly non-stop flights between Boston Logan International Airport (BOS) and Honolulu (HNL).

•
Expanded its routes to Northern California with the launch of new daily non-stop flights between Sacramento International Airport (SMF) and Maui (OGG) and expanded service between San Francisco International Airport (SFO) and Honolulu (HNL).

•	Expanded its routes to Las Vegas with the launch of new four-times-weekly non-stop flights between McCarran International Airport (LAS) and Maui (OGG).

•	Announced expanded service to the Pacific Northwest with additional thrice-weekly non-stop flights between Seattle-Tacoma International Airport (SEA) and Honolulu (HNL) beginning January 2020.

•	International

•	Began service on its sixth Japan route with new four-times-weekly non-stop flights between Fukuoka Airport (FUK) and Honolulu (HNL).

•	Received final U.S. Department of Transportation approval to operate one additional daily non-stop flight between Tokyo Haneda Airport (HND) and Honolulu (HNL) beginning March 2020.

Product and loyalty

•	Launched sales of Main Cabin Basic fares in all North American markets, enhancing Hawaiian's product portfolio with a fare option that appeals to the most price-conscious travelers.

•	Launched a new Hawaiian Airlines mobile app with features designed to improve guests' day-of-travel experience.

Partnerships

•	Expanded its codeshare agreement with Virgin Australia that offers travelers in more than a dozen Australian and New Zealand cities a broader and more convenient network of flights to Hawai'i.

Fleet and financing

•	Took delivery of six Airbus A321neo aircraft, increasing the size of its Airbus A321neo fleet to seventeen aircraft.

•	Retired the last of its Boeing 767 aircraft.

•	Completed two Japanese Yen-denominated debt financings, collateralized by four Airbus A330 aircraft and two Airbus A321neo aircraft.

•	Extended the leases on three Airbus A330 and five Boeing 717 aircraft, enabling cost savings while maintaining fleet flexibility for future growth.

People

•
Celebrated its 90th year of service in the Hawaiian Islands with festivities in the air and on the ground to thank the customers and local communities who supported its evolution from pioneer interisland carrier to global airline.

First Quarter and Full Year 2020 Outlook

The table below summarizes the Company’s expectations for the first quarter ending March 31, 2020 and the full year ending December 31, 2020 expressed as an expected percentage change compared to the results for the quarter ended March 31, 2019 or the year ended December 31, 2019, as applicable.

The Company expects its effective tax rate for the full year ending December 31, 2020 to be in the range of 26 percent to 28 percent.

Item	First Quarter 2020 Guidance	GAAP Equivalent	GAAP First Quarter 2020 Guidance
ASMs	Up 7.5 - 10.5%
Operating revenue per ASM	Down 4.5 - 7.5%
Cost per ASM excluding fuel and non-recurring items (a)	Down 1.5 - 4.5%	Cost per ASM (a)	Down 1.8 - 4.3%
Gallons of jet fuel consumed	Up 4.5 - 7.5%
Economic fuel cost per gallon (b)(c)	$1.97	Fuel cost per gallon (b)	$1.93

Item	Full Year 2020 Guidance	GAAP Equivalent	GAAP Full Year 2020 Guidance
ASMs	Up 5.5 - 8.5%
Cost per ASM excluding fuel and non-recurring items (a)	Up 0.5% - Down 2.5%	Cost per ASM (a)	Down 2.0 - 4.4%
Gallons of jet fuel consumed	Up 2.5 - 5.5%
Economic fuel cost per gallon (b)(c)	$1.85	Fuel cost per gallon (b)	$1.83

(a) See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(b) Economic fuel cost per gallon estimates are based on the January 28, 2020 fuel forward curve.
(c) See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Investor Conference Call

Hawaiian Holdings’ quarterly and full year earnings conference call is scheduled to begin today (January 30, 2020) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived and available for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® led all U.S. carriers in on-time performance from 2004-2018 as reported by the U.S. Department of Transportation. U.S. DOT results for 2019 will be reported in February. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 91st year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (13) than any other airline, along with service from Japan, South Korea, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides, on average, more than 170 jet flights daily between the Hawaiian Islands, and over 260 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding available seat miles, cost per available seat mile, cost per available seat mile excluding fuel, gallons of jet fuel consumed, fuel cost per gallon, and economic fuel cost per gallon each for the quarter ending March 31, 2020 and for the full year ending December 31, 2020; the Company's expectations regarding operating revenue per available seat mile for the quarter ending March 31, 2020; the Company’s expected tax rate for 2020; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates, including due to the occurrence of natural disasters, such as hurricanes, earthquakes and tsunamis; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the potential impact of rising industry capacity in the markets in which the Company competes; the Company's ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$648,782	$638,799	1.6%	$2,597,772	$2,602,793	(0.2)%
Other	59,355	58,666	1.2%	234,456	234,618	(0.1)%
Total	708,137	697,465	1.5%	2,832,228	2,837,411	(0.2)%
Operating Expenses:
Wages and benefits	185,659	167,813	10.6%	723,656	684,719	5.7%
Aircraft fuel, including taxes and delivery	137,283	150,140	(8.6)%	542,573	599,544	(9.5)%
Aircraft rent	27,131	32,428	(16.3)%	118,904	125,961	(5.6)%
Maintenance materials and repairs	67,233	63,530	5.8%	249,772	239,759	4.2%
Aircraft and passenger servicing	43,972	40,589	8.3%	164,275	157,796	4.1%
Commissions and other selling	33,618	32,833	2.4%	130,216	129,315	0.7%
Depreciation and amortization	39,632	38,329	3.4%	158,906	139,866	13.6%
Other rentals and landing fees	33,845	31,677	6.8%	129,622	126,903	2.1%
Purchased services	33,261	36,547	(9.0)%	131,567	131,651	(0.1)%
Contract terminations expense	—	—	—%	—	35,322	(100.0)%
Other	37,219	34,230	8.7%	155,260	152,207	2.0%
Total	638,853	628,116	1.7%	2,504,751	2,523,043	(0.7)%
Operating Income	69,284	69,349	(0.1)%	327,477	314,368	4.2%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(6,596)	(8,373)		(27,864)	(33,001)
Interest income	3,378	2,713		12,583	9,242
Capitalized interest	779	1,473		4,492	7,887
Gains (losses) on fuel derivatives	494	(21,474)		(6,709)	5,590
Other components of net periodic benefit cost	(920)	(282)		(3,864)	(825)
Other, net	1,490	(1,887)		(1,119)	(2,103)
Total	(1,375)	(27,830)		(22,481)	(13,210)
Income Before Income Taxes	67,909	41,519		304,996	301,158
Income tax expense	18,192	9,883		81,012	67,958
Net Income	$49,717	$31,636		$223,984	$233,200
Net Income Per Common Stock Share:
Basic	$1.07	$0.65		$4.72	$4.63
Diluted	$1.07	$0.64		$4.71	$4.62
Weighted Average Number of Common Stock Shares Outstanding:
Basic	46,402	48,946		47,435	50,338
Diluted	46,658	49,163		47,546	50,488
Cash Dividends Declared Per Common Share	$0.12	$0.12		$0.48	$0.48

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data
(in thousands, except as otherwise indicated) (unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2019		2018		% Change		2019		2018		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	2,893		2,887		0.2%		11,737		11,830		(0.8)%
Revenue passenger miles (RPM)	4,520,090		4,280,809		5.6%		17,808,913		17,198,985		3.5%
Available seat miles (ASM)	5,242,919		5,059,708		3.6%		20,568,476		20,158,139		2.0%
Passenger revenue per RPM (Yield)	14.35	¢	14.92	¢	(3.8)%		14.59	¢	15.13	¢	(3.6)%
Passenger load factor (RPM/ASM)	86.2%		84.6%		1.6	pt.	86.6%		85.3%		1.3	pt.
Passenger revenue per ASM (PRASM)	12.37	¢	12.63	¢	(2.1)%		12.63	¢	12.91	¢	(2.2)%
Total Operations (a) :
Revenue passengers flown	2,898		2,891		0.2%		11,751		11,840		(0.8)%
RPM	4,526,797		4,285,036		5.6%		17,826,887		17,206,703		3.6%
ASM	5,255,202		5,067,412		3.7%		20,596,711		20,171,911		2.1%
Passenger load factor (RPM/ASM)	86.1%		84.6%		1.5	pt.	86.6%		85.3%		1.3	pt.
Operating revenue per ASM (RASM)	13.47	¢	13.76	¢	(2.1)%		13.75	¢	14.07	¢	(2.3)%
Operating cost per ASM (CASM)	12.16	¢	12.40	¢	(1.9)%		12.16	¢	12.51	¢	(2.8)%
CASM excluding aircraft fuel and non-recurring items (b)	9.54	¢	9.46	¢	0.8%		9.54	¢	9.36	¢	1.9%
Aircraft fuel expense per ASM (c)	2.62	¢	2.97	¢	(11.8)%		2.62	¢	2.97	¢	(11.8)%
Revenue block hours operated	56,246		53,440		5.3%		218,801		208,809		4.8%
Gallons of jet fuel consumed	68,454		67,751		1.0%		270,001		273,783		(1.4)%
Average cost per gallon of jet fuel (actual) (c)	$2.01		$2.22		(9.5)%		$2.01		$2.19		(8.2)%
Economic fuel cost per gallon (c)(d)	$2.05		$2.20		(6.8)%		$2.06		$2.10		(1.9)%

(a)	Includes the operations of the Company's contract carrier under a capacity purchase agreement.

(b)	See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.

(c)	Includes applicable taxes and fees.

(d)	See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$137,283	$150,140	(8.6)%	$542,573	$599,544	(9.5)%
Realized (gains)/losses on settlement of fuel derivative contracts	3,108	(990)	(413.9)%	12,403	(25,563)	(148.5)%
Economic fuel expense	$140,391	$149,150	(5.9)%	$554,976	$573,981	(3.3)%
Fuel gallons consumed	68,454	67,751	1.0%	270,001	273,783	(1.4)%
Economic fuel costs per gallon	$2.05	$2.20	(6.8)%	$2.06	$2.10	(1.9)%

	Estimated three months ending March 31, 2020			Estimated full year ending December 31, 2020
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$129,926	-	$133,739	$505,590	-	$520,576
Realized (gains)/losses on settlement of fuel derivative contracts	2,900	-	2,900	6,400	-	6,400
Economic fuel expense	$132,826	-	$136,639	$511,990	-	$526,976
Fuel gallons consumed	67,424	-	69,360	276,752	-	284,852
Economic fuel costs per gallon	$1.97	-	$1.97	$1.85	-	$1.85

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per-share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted EPS, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•	Unrealized loss (gain) on foreign debt is based on fluctuations in foreign exchange rates related to foreign-denominated debt agreements.

•
Loss (gain) on sale of aircraft is the result of adjustments to the final purchase price for three of the Company's Boeing 767-300 aircraft included in a forward sale agreement entered into in January 2018 and described below. During the three and twelve months ended December 31, 2018, the Company recorded a gain of $1.5 million and a loss of $0.3 million, respectively. During the twelve months ended December 31, 2019, the Company recorded a gain on disposal for Boeing 767-300 aircraft equipment of $1.9 million in conjunction with the retirement of its Boeing 767-300 fleet.

•
During the twelve months ended December 31, 2018, the Company terminated two contracts which resulted in a $35.3 million contract terminations expense. In February 2018 the Company exercised its right to terminate its purchase agreement with Airbus for six Airbus A330-800neo aircraft and the purchase rights for an additional six Airbus A330-800neo aircraft. The Company recorded a contract terminations expense to reflect a portion of the termination penalty. In January 2018 the Company entered into a transaction with its lessor to early terminate three Boeing 767-300 aircraft leases and concurrently entered into a forward sale agreement for the same three Boeing 767-300 aircraft, including two Pratt & Whitney 4060 engines for each aircraft. These aircraft were previously accounted for as operating leases. In order to exit the leases and purchase the aircraft, the Company agreed to pay a total of $67.1 million (net of all deposits) of which a portion, $35.3 million, was expensed immediately and recognized as a lease termination fee. The expensed amount represents the total purchase price over fair value of the aircraft purchased as of the date of the transaction.

The Company believes that excluding the impact of these derivative adjustments, fluctuations in foreign exchange rates, the sale of aircraft and equipment, termination of contracts expense, and the tax effects of such adjustments helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019		2018		2019		2018
	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share
	(in thousands, except per share data)
GAAP net income, as reported	$49,717	$1.07	$31,636	$0.64	$223,984	$4.71	$233,200	$4.62
Add (deduct): changes in fair value of derivative contracts	(3,602)	(0.08)	22,464	0.46	(5,694)	(0.13)	19,973	0.39
Add: unrealized loss (gain) on foreign debt	(1,558)	(0.03)	2,711	0.05	696	0.02	380	0.01
Add: loss (gain) on sale of aircraft	—	—	(1,535)	(0.03)	(1,948)	(0.04)	309	0.01
Add: contract terminations expense	—	—	—	—	—	—	35,322	0.70
Deduct: tax effect of adjustments	1,370	0.03	(6,066)	(0.12)	1,845	0.04	(14,365)	(0.29)
Adjusted Net Income	$45,927	$0.99	$49,210	$1.00	$218,883	$4.60	$274,819	$5.44

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
	(in thousands)
Income Before Income Taxes	$67,909	$41,519	$304,996	$301,158
Add (deduct): changes in fair value of derivative contracts	(3,602)	22,464	(5,694)	19,973
Add: unrealized loss (gain) on foreign debt	(1,558)	2,711	696	380
Add: loss (gain) on sale of aircraft	—	(1,535)	(1,948)	309
Add: contract terminations expense	—	—	—	35,322
Adjusted Income Before Income Taxes	$62,749	$65,159	$298,050	$357,142

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in thousands, except CASM data)
GAAP operating expenses	$638,853	$628,116	$2,504,751	$2,523,043
Less: aircraft fuel, including taxes and delivery	(137,283)	(150,140)	(542,573)	(599,544)
Less: gain (loss) on sale of aircraft	—	1,535	1,948	(309)
Less: contract terminations expense	—	—	—	(35,322)
Adjusted operating expenses	$501,570	$479,511	$1,964,126	$1,887,868
Available Seat Miles	5,255,202	5,067,412	20,596,711	20,171,911
CASM—GAAP	12.16 ¢	12.40 ¢	12.16 ¢	12.51 ¢
Less: aircraft fuel, including taxes and delivery	(2.62)	(2.97)	(2.62)	(2.97)
Less: gain (loss) on sale of aircraft	—	0.03	0.00	(0.00)
Less: contract terminations expense	—	—	—	(0.18)
Adjusted CASM	9.54 ¢	9.46 ¢	9.54 ¢	9.36 ¢

	Estimated three months ending March 31, 2020					Estimated full year ending December 31, 2020
	(in thousands, except CASM data)
GAAP operating expenses	$621,748		-	$655,168		$2,526,763		-	$2,663,180
Less: aircraft fuel, including taxes and delivery	(129,926)		-	(133,739)		(505,590)		-	(520,576)
Adjusted operating expenses - excluding aircraft fuel	$491,822		-	$521,429		$2,021,173		-	$2,142,604
Available Seat Miles	5,215,815		-	5,361,372		21,729,531		-	22,347,432
CASM - GAAP	11.92	¢	-	12.22	¢	11.63	¢	-	11.92	¢
Less: aircraft fuel	(2.49)		-	(2.49)		(2.33)		-	(2.33)
Adjusted CASM	9.43	¢	-	9.73	¢	9.30	¢	-	9.59	¢

Pre-tax margin
The Company excludes unrealized (gains) losses from fuel derivative contracts and foreign debt, losses on the sale of aircraft and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Pre-Tax Margin, as reported	9.6%	6.0%	10.8%	10.6%
Add: changes in fair value of derivative contracts	(0.5)	3.2	(0.2)	0.7
Add: unrealized loss (gain) on foreign debt	(0.2)	0.4	0.0	0.0
Add: loss (gain) on sale of aircraft	—	(0.3)	(0.1)	0.0
Add: contract terminations expense	—	—	—	1.3
Adjusted Pre-Tax Margin	8.9%	9.3%	10.5%	12.6%

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and finance leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt, and non-recurring items from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investors in assessing the Company’s overall debt.

	Twelve months ended
	December 31, 2019
	(in thousands, except Leverage Ratio)
Debt and finance lease obligations	$764,245
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	832,328
Adjusted debt and finance lease obligations	$1,596,573

EBITDAR:
Income Before Income Taxes	$304,996
Add back:
Interest and amortization of debt expense	27,864
Depreciation and amortization	158,906
Aircraft rent	118,904
EBITDAR	$610,670

Adjustments:
Add: changes in fair value of derivative contracts	(5,694)
Add: unrealized loss on foreign debt	696
Add: gain on sale of aircraft	(1,948)
Adjusted EBITDAR	$603,724

Leverage Ratio	2.6	x